                                                                     EXHIBIT 2.3

                         UNITED STATES BANKRUPTCY COURT
                         NORTHERN DISTRICT OF CALIFORNIA

In re: Calico Commerce, Inc.         CASE NO.     01-56101-MSJ

                                     CHAPTER 11
                                     MONTHLY OPERATING REPORT
                                     (GENERAL BUSINESS CASE)

                          SUMMARY OF FINANCIAL STATUS

         MONTH ENDED: 7/31/03                            PETITION DATE: 12/14/01

1. Debtor in possession (or trustee) hereby submits this Monthly Operating Report on the Accrual Basis of accounting (or if checked here the Office of the U.S. Trustee or the Court has approved the Cash Basis of Accounting for the Debtor).
         Dollars reported in $1

                                                                                END OF CURRENT         END OF PRIOR   AS OF PETITION
2.       ASSET AND LIABILITY STRUCTURE                                              MONTH                 MONTH           FILING
                                                                                --------------         ------------   --------------
         a.  Current Assets                                                      $27,867,686            $27,334,775
                                                                                 -----------            -----------
         b.  Total Assets                                                        $28,147,091            $27,614,180    $30,613,285
                                                                                 -----------            -----------    -----------
         c.  Current Liabilities                                                 $ 1,346,078            $ 1,165,157
                                                                                 -----------            -----------
         d.  Total Liabilities                                                   $ 4,918,172            $ 4,737,251    $ 4,959,705
                                                                                 -----------            -----------    -----------

                                                                                                                        CUMULATIVE
3.       STATEMENT OF CASH RECEIPTS & DISBURSEMENTS FOR MONTH                   CURRENT MONTH          CURRENT MONTH  (CASE TO DATE)
                                                                                -------------          -------------  --------------
         a.  Total Receipts                                                      $   670,562            $   184,914    $10,087,888
                                                                                 -----------            -----------    -----------
         b.  Total Disbursements                                                 $   134,733            $    10,316    $ 4,848,340
                                                                                 -----------            -----------    -----------
         c.  Excess (Deficiency) of Receipts Over Disbursements (a - b)          $   535,828            $   174,598    $ 5,239,548
                                                                                 -----------            -----------    -----------
         d.  Cash Balance Beginning of Month                                     $26,726,808            $26,552,210    $22,023,089
                                                                                 -----------            -----------    -----------
         e.  Cash Balance End of Month (c + d)                                   $27,262,637            $26,726,808    $27,262,637
                                                                                 -----------            -----------    -----------

                                                                                                                        CUMULATIVE
                                                                                CURRENT MONTH          CURRENT MONTH  (CASE TO DATE)
                                                                                -------------          -------------  --------------
4.       PROFIT/(LOSS) FROM THE STATEMENT OF OPERATIONS                            ($286,790)           $   111,681   ($1,300,462)
                                                                                 -----------            -----------   -----------
5.       ACCOUNT RECEIVABLES (PRE AND POST PETITION)                             $         0            $         0
                                                                                 -----------            -----------
6.       POST-PETITION LIABILITIES                                               $ 1,346,078            $ 1,165,157
                                                                                 -----------            -----------
7.       PAST DUE POST-PETITION ACCOUNT PAYABLES (OVER 30 DAYS)                  $   952,849            $   943,834
                                                                                 -----------            -----------

AT THE END OF THIS REPORTING MONTH:                                                                         YES             NO
                                                                                                        -----------    -----------
8.       Have any payments been made on pre-petition debt, other than payments in the normal                                X
         course to secured creditors or lessors? (if yes, attach listing including date of              -----------    -----------
         payment, amount of payment and name of payee) SEE DETAIL SCHEDULE
9.       Have any payments been made to professionals? (if yes, attach listing including date of            X
         payment, amount of payment and name of payee)                                                  -----------    -----------
10.      If the answer is yes to 8 or 9, were all such payments approved by the court?                       X
                                                                                                        -----------    -----------
11.      Have any payments been made to officers, insiders, shareholders, relatives? (if yes,                               X
         attach listing including date of payment, amount and reason for payment, and name of payee)    -----------    -----------
12.      Is the estate insured for replacement cost of assets and for general liability?                     X
                                                                                                        -----------    -----------
13.      Are a plan and disclosure statement on file?                                                        X
                                                                                                        -----------    -----------
14.      Was there any post-petition borrowing during this reporting period?                                                X
                                                                                                        -----------    -----------

15. Check if paid: Post-petition taxes____; U.S. Trustee Quarterly Fees X; Check if filing is current for: Post-petition tax reporting and tax returns: X.
         (Attach explanation, if post-petition taxes or U.S. Trustee Quarterly Fees are not paid current or if post-petition tax reporting and tax return filings are not current.)

I declare under penalty of perjury I have reviewed the above summary and attached financial statements, and after making reasonable inquiry believe these documents are correct.

Date: 8/22/2003                                     /s/ H. Michael Hogan III
                                                  ------------------------------
                                                  Responsible Individual

                                                                  Revised 1/1/98